Exhibit 10.5

PROMISSORY NOTE

$50,000,000	Dallas, Texas	June 30, 2010

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”) promises to pay to the order of Texas Capital Bank, N.A. (“Lender”), at its banking quarters in Dallas, Dallas County, Texas, the amount of $50,000,000, or so much thereof as may be advanced and be outstanding under this Note pursuant to the Credit Agreement dated of even date herewith by and between the Borrower and the Lender (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder.  Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.  Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note.

This Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Note shall be entitled to the benefits of the Credit Agreement.  This Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.
By: Reef Oil & Gas Partners, L.P., as General Partner
By: Reef Oil & Gas Partners, GP, LLC, as General Partner

By: /s/ Michael J. Mauceli
Michael J. Mauceli, Manager

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Date	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to